Exhibit 99.1


PROSPECTUS SUPPLEMENT                                REGISTRATION NO.  333-43142
(To Prospectus dated January 29, 2002)









                        1,000,000,000 Depositary Receipts
                           Wireless HOLDRS (SM) Trust

     This prospectus supplement supplements information contained in the prospectus dated January 29, 2002 relating to the sale of up to 1,000,000,000 depositary receipts by the Wireless HOLDRS (SM) Trust.

     The share amounts specified in the table on page 13 of the base prospectus shall be replaced with the following:

                                                                                     Share         Primary
                              Name of Company                         Ticker        Amounts    Trading Market
      Aether Systems, Inc.                                        AETH           1            NASDAQ
      AT&T Wireless Services                                      AWE           40             NYSE
      Crown Castle International Corp.                            CCI            4             NYSE
      Deutsche Telekom AG *                                        DT         18.4841          NYSE
      LM Ericsson Telephone Company *                            ERICY          74            NASDAQ
      Motorola, Inc.                                              MOT           41             NYSE
      Netro Corporation, Inc.                                     NTRO           1            NASDAQ
      Nextel Communications, Inc.                                 NXTL          16            NASDAQ
      Nextel Partners, Inc.                                       NXTP           4            NASDAQ
      Nokia Corp. *                                               NOK           23             NYSE
      Qualcomm Incorporated                                       QCOM          13            NASDAQ
      Research In Motion Limited                                  RIMM           2            NASDAQ
      RIF Micro Devices, Inc.                                     RFMD           4            NASDAQ
      SK Telecom Co., Ltd. *                                      SKM           17             NYSE
      Sprint Corporation--PCS Group **                            PCS           21             NYSE
      Telesp Cellular Holding Company *                           TCP            3             NYSE
      United States Cellular Corporation                          USM            1             AMEX
      Verizon Communications                                       VZ           17             NYSE
      Vodafone Group p.l.c. *                                     VOD           21             NYSE
      Western Wireless Corporation                                WWCA           2            NASDAQ

         -------------------------------
         * The securities of these non-U.S. companies trade in the United States as American depositary receipts. Please see "Risk Factors" and "United States Federal Income Tax Consequences--Special considerations with respect to underlying securities of foreign issuers" for additional information relating to an investment in a non-U.S. company.

         ** The securities of this company trade as a tracking stock. Please see "Risk Factors" and the business description in Annex A for additional information relating to an investment in tracking stock.

     The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is June 30, 2002.